SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549





                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  July 26, 1994


                           CLARK EQUIPMENT COMPANY
            (Exact name of registrant as specified in its charter)



     Delaware                 1-5646                   38-0425350
(State or other juris-     (Commission                (IRS Employer
diction of incorporation)   File Number)          Identification Number)



100 North Michigan Street
P. O. Box 7008
South Bend, Indiana
(Address of principal                                    46634
executive offices)                                     (Zip Code)



Registrant's telephone number                        (219) 239-0100
including area code














                                                      Total Number of Pages: 5
                                                      Exhibit Index at Page: 3
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ITEM 5.   OTHER EVENTS


On July 26, 1994, Registrant issued a press release announcing a $15 million project for the expansion of its Bobcat skid-steer loader manufacturing facility at Gwinner, North Dakota which is slated for completion in late 1995. A copy of this press release is attached as Exhibit (99) and incorporated in this Item by reference. The press release contains certain forward-looking statements about Registrant as defined in paragraph (c) of Rule 3b-6, "Liability for Certain Statements by Issuers" issued pursuant to the Securities Exchange Act of 1934. The forward-looking statements of Registrant published in the press release are reaffirmed hereby.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit (99)- Registrant's press release announcing a $15 million project for the expansion of its Bobcat skid-steer loader manufacturing facility at Gwinner, North Dakota issued July 26, 1994.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CLARK EQUIPMENT COMPANY

                              /s/ John J. Moran, Jr.

                              John J. Moran, Jr.
                              Assistant Secretary



Date:  July 27, 1994


















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                            EXHIBIT LIST AND INDEX



                                             Filed Herewith Unless
Exhibit        Description                   Otherwise Indicated

 (99)          Registrant's Press Release         Page 4


















































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
                                                                EXHIBIT (99)

Clark Equipment Company
100 North Michigan St.
P.O. Box 7008
South Bend, Indiana 46634


                                 NEWS RELEASE


Contact:  Joe Fimbianti                      Release Date:  Immediate
          219-239-0176


                   CLARK EQUIPMENT'S MELROE UNIT ANNOUNCES
                $15.0 MILLION PLANT EXPANSION IN NORTH DAKOTA

SOUTH BEND, INDIANA, July 26, 1994 -- Melroe Company, a North Dakota-based subsidiary of Clark Equipment Company (NYSE: CKL), today announced plans to expand its Bobcat skid-steer loader manufacturing facility at Gwinner, North Dakota. The $15.0 million project is slated for completion in late 1995. It will add more than 160,000 square feet of space to the existing 567,000 sq. ft. Gwinner plant and include a new 112,500 sq. ft. building to house Bobcat loader assembly and a 50,000 sq. ft. fabrication shop addition.

"Growing worldwide demand for Melroe's Bobcat skid-steer loaders is driving this expansion," said Clark chief executive officer, Leo J. McKernan. "The skid-steer loader industry has generated record growth in recent years. Last year 30,000 units were sold by North American manufacturers," said McKernan. With a worldwide market share of more than 50 percent, Melroe is the leading manufacturer of skid-steer loaders and had 1993 sales of $470 million.

Exports of Bobcat skid-steer loaders to Europe, Latin America and the Far East are a major factor in the strong growth Melroe is experiencing. According to James Kertz, Melroe Company President, "The European skid-steer loader business has shown solid gains over the past several years. Europe has also become a major market for mini-excavators produced at Melroe's Bismarck, North Dakota, plant. This plant expansion gives us room for expected future growth in the industry and the timing of that growth will be dictated by economic factors. We are optimistic about the long-range trends." He added that Melroe is establishing a joint venture with Marubeni Corporation of Japan to market North Dakota-built Bobcat loaders in Japan. The joint venture, Marubeni Bobcat Sales Company, will set up a Japanese Bobcat dealer network.

In response to Melroe's significant growth, Kertz said, "Since 1991 employment has increased by over 200 to 1,660 employees worldwide, with 850 people located in Gwinner. The new building will give everyone a little more elbow room and allows more flexibility in our use of multi-task manufacturing cells."

Groundbreaking for the new facility is expected in late August with the assembly building enclosed before winter. In addition to creating new manufacturing space, the project includes a railroad siding to receive raw materials and to ship finished products for overseas distribution using rail containers. Another major component of the project is an extension of
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the overhead conveyor system used in the factory, crossing the Burlington
Northern railroad tracks to the new assembly building. The portion of the conveyor which connects the existing assembly building to the new assembly building will be fully enclosed with an elevated skyway that allows delivery of both finished and ready-to-assemble components to their point of use.

More than 7,000 feet of new conveyor is expected to be installed, adding to the existing 14,000 feet of conveyor now in use at Gwinner.

In addition to the Gwinner plant, Melroe also operates a 400,000 sq. ft. facility in Bismarck. The two North Dakota facilities supply all of the Bobcat loaders, excavators, attachments and Spra-Coupe crop sprayers sold through Melroe's worldwide dealer network. Melroe is the only U.S. manufacturer of mini-excavators. The company has locations in Chicago, Illinois; Coral Gables, Florida; Brussels, Belgium; and Singapore, as well as Fargo, Gwinner and Bismarck, North Dakota.

Melroe Company is a business unit of Clark Equipment Company, South Bend, Indiana. Clark's business is the design, manufacture and sale of skid-steer loaders, construction machinery, asphalt paving equipment, and axles and transmissions for off-highway equipment.






































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